                                                 Registration No. 333-________
------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ----------------------

                               ABBOTT LABORATORIES
             (Exact name of registrant as specified in its charter)

       Illinois                                      36-0698440
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                     Identification No.)

     Abbott Laboratories                             60064-6400
     100 Abbott Park Road                            (Zip Code)
     Abbott Park, Illinois
(Address of Principal Executive Offices)

                ABBOTT LABORATORIES 1996 INCENTIVE STOCK PROGRAM

                            (Full Title of the Plan)

                             ----------------------

                                 Jose M. de Lasa
                               Abbott Laboratories
                              100 Abbott Park Road
                        Abbott Park, Illinois 60064-6400
                     (Name and address of agent for service)
   Telephone number, including area code, of agent for service: (847) 937-5200

                             ----------------------
                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                                           Proposed
                                                   Proposed                Maximum
                                                   Maximum                 Aggregate             Amount of
Title of Securities        Amount to be            Offering Price          Offering              Registration
to be Registered           Registered              Per Unit (a)            Price (a)             Fee (a)
-------------------------------------------------------------------------------------------------------------------
Common shares              10,612,444              $38.54                  $409,003,591.76       $107,976.95
(without par value)
-------------------------------------------------------------------------------------------------------------------


(a) The Common Shares registered hereunder represent that number of shares with respect to which options may be granted to employees of the Company or its subsidiaries under the Abbott Laboratories 1996 Incentive Stock Program. (An undetermined number of additional shares may be issued if the antidilution provisions of the plan become operative). The filing fee has been calculated in accordance with Rule 457(c) based on the average of the high and low prices of registrant's Common Shares reported in the consolidated reporting system on December 17, 1999.

The contents of Abbott Laboratories 1996 Incentive Stock Program Registration Statement on Form S-8 (File no. 333-69547) are incorporated herein by reference.



Exhibit Index
Located at Page 6

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in unincorporated Lake County, and State of Illinois, on December 20, 1999.

                                         ABBOTT LABORATORIES


                                         By:   Miles D. White
                                               -------------------------
                                               Miles D. White,
                                               Chairman of the Board and
                                               Chief Executive Officer



Exhibit Index
Located at Page 6

     Each person whose signature appears below constitutes and appoints Miles
D. White and Jose M. de Lasa, Esq., and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                          DATE
---------                     -----                          ----
/s/ Miles D. White
----------------------------  Chairman of the Board,         December 20, 1999
Miles D. White                Chief Executive Officer,
                              and Director of
                              Abbott Laboratories

/s/ Robert L. Parkinson, Jr.
----------------------------  President, Chief Operating     December 20, 1999
Robert L. Parkinson, Jr.      Officer and Director of
                              Abbott Laboratories

/s/ Gary P. Coughlan
----------------------------  Senior Vice President,         December 20, 1999
Gary P. Coughlan              Finance and Chief Financial
                              Officer (Principal Financial
                              Officer) of Abbott
                              Laboratories

/s/ Gary L. Flynn
----------------------------  Vice President and             December 20, 1999
Gary L. Flynn                 Controller (Principal
                              Accounting Officer)
                              of Abbott Laboratories

/s/ H. Laurance Fuller
----------------------------  Director of Abbott             December 20, 1999
H. Laurance Fuller            Laboratories


/s/ David A. Jones
----------------------------  Director of Abbott             December 20, 1999
David A. Jones                Laboratories


/s/ Jeffrey M. Leiden
----------------------------  Director of Abbott             December 20, 1999
Jeffrey M. Leiden             Laboratories


/s/ David A. L. Owen
----------------------------  Director of Abbott             December 20, 1999
David A. L. Owen              Laboratories


/s/ Boone Powell, Jr.
----------------------------  Director of Abbott             December 20, 1999
Boone Powell, Jr.             Laboratories

Exhibit Index
Located at Page 6


/s/ A. Barry Rand
-------------------------   Director of Abbott             December 20, 1999
A. Barry Rand               Laboratories


/s/ W. Ann Reynolds
-------------------------   Director of Abbott             December 20, 1999
W. Ann Reynolds             Laboratories


/s/ Roy S. Roberts
-------------------------   Director of Abbott             December 20, 1999
Roy S. Roberts              Laboratories


/s/ William D. Smithburg
-------------------------   Director of Abbott             December 20, 1999
William D. Smithburg        Laboratories


/s/ John R. Walter
-------------------------   Director of Abbott             December 20, 1999
John R. Walter              Laboratories


/s/ William L. Weiss
-------------------------   Director of Abbott             December 20, 1999
William L. Weiss            Laboratories


Exhibit Index
Located at Page 6

                                  EXHIBIT INDEX

EXHIBIT NO.      DESCRIPTION
-----------      -----------
     4           Abbott Laboratories 1996 Incentive Stock Program
                 [incorporated herein by reference; filed as Exhibit 4 to
                 Abbott Laboratories 1996 Incentive Stock Program Registration
                 Statement on Form S-8 (File No. 333-09071)].

     5 Opinion of Jose M. de Lasa, as to the legality of the securities being registered.

     23.1 Consent of Arthur Andersen LLP as to the use of their report and references to their firm.

     23.2 The consent of counsel, Jose M. de Lasa, is included in his opinion.

     24          Power of Attorney is included on the signature page.
